UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 1, 2018

Laureate Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38002	52-1492296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 South Exeter Street

Baltimore, MD 21202

(Address of principal executive offices, including zip code)

(410) 843-6100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.  Entry into a Definitive Material Agreement.

On February 1, 2018, Laureate Education, Inc. (the “Company”) entered into a First Amendment to Second Amended and Restated Credit Agreement with Citibank, N.A., as administrative agent and collateral agent (the “Agent”) and the lenders party thereto (the “First Amendment”), which amends that certain Second Amended and Restated Credit Agreement, dated as of April 26, 2017  (the “Credit Agreement,” and as amended by the First Amendment, the “Amended Credit Agreement”), among the Company, the several lenders party thereto from time to time and the Agent.

Pursuant to the First Amendment, among other things, the interest rate margin applicable to the outstanding term loans was amended to 3.50% for LIBOR term loans and 2.50% for alternate base rate term loans and such interest rate margin shall no longer be based upon the Company’s consolidated total debt to consolidated EBITDA ratio.  Such amendment effectively reduces the current interest rate margin applicable to the outstanding term loans, which prior to the amendment was based on the Company’s consolidated total debt to consolidated EBITDA ratio, by 100 basis points, from 4.50% to 3.50% for LIBOR term loans, and 3.50% to 2.50% for alternate base rate term loans.

The Amended Credit Agreement also provides for a prepayment premium applicable solely with respect to repricing transactions involving the outstanding term loans.  The prepayment premium equals one percent (1%) of the amount of the term loans that are subject to certain repricing transactions occurring on or prior to August 1, 2018.

The lenders and the agents (and each of their respective subsidiaries or affiliates) under the Amended Credit Agreement have in the past provided, and may in the future provide, investment banking, cash management, underwriting, lending, commercial banking, trust, leasing, foreign exchange, interest rate and foreign exchange hedging and other services to, or engaged and may engage in transactions with, the Company and its subsidiaries.  These parties have received, and may in the future receive, customary compensation from the Company or its subsidiaries for such services.

The foregoing description of the First Amendment is a general description and is qualified in its entirety by reference to the full text of the First Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

A copy of the press release issued by the Company on February 1, 2018 relating to the First Amendment is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

10.1

First Amendment to Second Amended and Restated Credit Agreement, dated as of February 1, 2018 among Laureate Education, Inc., Citibank, N.A., as administrative agent and collateral agent, the other parties and financial institutions party thereto.

99.1	Press Release dated February 1, 2018.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAUREATE EDUCATION, INC.

By:	/s/ Adam C. Morse
Adam C. Morse
Senior Vice President, Corporate Finance, and Treasurer

Date: February 1, 2018

3